Exhibit 99.1

Schultze Special Purpose Acquisition Corp. II Announces the Separate Trading of Its Class A Common Stock and Warrants Commencing on or About November 29, 2021

RYE BROOK, NEW YORK, Nov. 24, 2021 (GLOBE NEWSWIRE) -- Schultze Special Purpose Acquisition Corp. II (NASDAQ: SAMAU) (the “Company”), a special purpose acquisition company, today announced that holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and warrants included in the units commencing on or about November 29, 2021.

The shares of Class A common stock and warrants that are separated are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the symbols “SAMA” and “SAMAW,” respectively. Any units not separated will continue to trade on Nasdaq under the symbol “SAMAU.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. Stifel, Nicolaus & Company, Incorporated and Mizuho Securities USA LLC acted as joint book-running managers for the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 7, 2021. The offering was made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202, email: syndprospectus@stifel.com, or by telephone: (855) 300-7136.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Schultze Special Purpose Acquisition Corp. II

Schultze Special Purpose Acquisition Corp. II is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although the Company’s search for a target business is not limited to a particular industry or geographic region, it intends to initially focus on pursuing business combinations with target companies that may be experiencing liquidity constraints, are financially stressed or have experienced and emerged from a financial restructuring. The Company’s sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that primarily focuses on distressed, special situation and event-driven securities.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Schultze Special Purpose Acquisition Corp. II, (914) 701-5260

George J. Schultze, schultze@samco.net

Gary M. Julien, gjulien@samco.net

Angela Lui, Managing Director, Business Development, Schultze Asset Management, alui@samco.net